SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to Section 240.14a-12
INNOTRAC CORPORATION

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April 24, 2006
To Our Shareholders:
          On behalf of the Board of Directors and management of Innotrac Corporation, I cordially invite you to the Annual Meeting of Shareholders to be held on May 24, 2006, at 9:00 AM, local time, at Innotrac Corporation Headquarters located at 6655 Sugarloaf Parkway, Duluth, GA 30097 in the Sugarloaf Conference Room.
          At the Annual Meeting, shareholders will be asked to consider and vote upon the re-election of two current Innotrac directors. Information about the nominees for director and certain other matters is contained in the accompanying Proxy Statement. A copy of Innotrac’s 2005 Annual Report to Shareholders, which contains financial statements and other important information about Innotrac’s business, is also enclosed.
          It is important that your shares of stock be represented at the meeting, regardless of the number of shares you hold. We encourage you to specify your voting preferences. If you are a shareholder of record, you can vote your shares by the internet or by telephone by following the instruction on your Proxy Card. If you wish to vote by mail, please date, sign, and mail the enclosed Proxy Card promptly.
          Regardless of whether you plan to attend the meeting in person, please complete the enclosed Proxy Card and return it promptly in the enclosed envelope, or vote by using any other method described on your Proxy Card. If you do attend and wish to vote in person, you may revoke your proxy at that time.
          I hope you are able to attend, and look forward to seeing you.

Sincerely,

Scott D. Dorfman
Chairman of the Board, President and
Chief Executive Officer

INNOTRAC CORPORATION
6655 Sugarloaf Parkway
Duluth, Georgia 30097

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 24, 2006

To the Shareholders of Innotrac Corporation:
          Notice is hereby given that the Annual Meeting of Shareholders of Innotrac Corporation will be held at 9:00 AM, local time, on Wednesday, May 24, 2006, at Innotrac Corporation Headquarters located at 6655 Sugarloaf Parkway, Duluth, GA 30097 in the Sugarloaf Conference Room for the following purposes:
1. To elect two directors whose terms, if re-elected, will expire in 2009; and
2. To consider such other matters as may properly come before the meeting and any adjournment or postponement thereof.

By Order of the Board of Directors,

April 24, 2006
Dena J. Rosenzweig
Secretary

Your Vote is Important
Whether or not you expect to be present at the Annual Meeting, we urge you to vote your shares. You can vote your shares by the internet or by telephone by following the instructions on your Proxy Card. If you wish to vote by mail, please date, sign, and promptly return the enclosed Proxy Card in the enclosed business reply envelope. The proxy may be revoked at any time prior to exercise, and if you are present at the Annual Meeting, you may, if you wish, revoke your proxy at that time and exercise the right to vote your shares personally.

Innotrac Corporation
Proxy Statement Contents

PROXY STATEMENT
Dated April 24, 2006
For the Annual Meeting of Shareholders
To be Held May 24th, 2006
INTRODUCTION
          This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of Innotrac Corporation (“Innotrac” or the “Company”) for use at Innotrac’s 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 24, 2006, including any postponement, adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. Management intends to mail this Proxy Statement and the accompanying form of proxy to shareholders on or about April 24, 2006.
          Only shareholders of record at the close of business on April 3, 2006 (the “Record Date”) are entitled to notice of and to vote in person or by proxy at the Annual Meeting. As of the Record Date, there were 12,280,610 shares of common stock, $0.10 par value per share (the “Common Stock”), of Innotrac outstanding and entitled to vote at the Annual Meeting.
          Shareholders are requested to provide their voting instructions by the Internet, by telephone, or by mail in the accompanying proxy duly executed and returned to the management of Innotrac. Proxies that are properly delivered, and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting of the proxy by delivery of a subsequently dated proxy, by written notification to the Secretary of Innotrac or by personally withdrawing the proxy at the Annual Meeting and voting in person.
          Proxies that are executed, but that do not contain any specific instructions, will be voted for the election of the nominees for director specified herein. The persons appointed as proxies will vote in their discretion on any other matter that may properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, including any vote to postpone or adjourn the Annual Meeting.
          If your shares of Common Stock are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your shares voted — the instructions may appear on the special proxy card provided to you by your nominee (also called a “voting instruction form”). Your nominee may offer you different methods of voting, such as by telephone or Internet. If you do hold your shares in “street” name and plan on attending the Annual Meeting, you should request a proxy from your broker or other nominee holding your shares in record name on your behalf in order to attend the Annual Meeting and vote at that time (your broker may refer to it as a “legal” proxy).
          A copy of Innotrac’s Annual Report to Shareholders, which includes a copy of the Annual Report on Form 10-K for the year ended December 31, 2005 is being furnished herewith. Any record or beneficial shareholder as of the Record Date may request a copy of any exhibits to the Annual Report on Form 10-K, upon payment of Innotrac’s reasonable expenses in furnishing the exhibits, by submitting a written request to:
Innotrac Corporation
6655 Sugarloaf Parkway
Duluth, Georgia 30097
Attn.: Secretary

          If the person requesting exhibits was not a shareholder of record on the Record Date, the request must include a representation that the person was a beneficial owner of Common Stock on that date.
QUORUM AND VOTING REQUIREMENTS
          The holders of a majority of the shares entitled to vote on the Record Date, represented in person or by proxy, shall constitute a quorum for the purpose of transacting business at the Annual Meeting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at the Annual Meeting. The required vote for each item of business at the Annual Meeting is as follows:
➢	For Item 1 on the Proxy Card, the election of directors, the nominees receiving the greatest number of votes at the Annual Meeting, assuming a quorum is present, shall be deemed elected, even though such nominee may not receive a majority of the votes cast.

➢	For any other business at the Annual Meeting, if more shares are voted in favor of the matter than against it, assuming a quorum is present, the matter shall be approved, unless the vote of a greater number is required by law.
          In counting the votes cast, only those cast “for” and “against” a matter are included, although you cannot vote “against” a nominee for director. An abstention and a “broker non-vote” are counted only for purposes of determining the presence of a quorum at the Annual Meeting. “Broker non-votes” are votes that brokers holding shares of record for their customers (i.e., in “street name”) are not permitted to cast under applicable regulations because the brokers have not received clear voting instructions from their customers.
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
          The following table sets forth information concerning the beneficial ownership of the Common Stock, which is Innotrac’s only class of voting stock, at April 3, 2006, by:
•	each person known to Innotrac to beneficially own more than 5% of the Common Stock;

•	each director (including nominees for re-election), the Chief Executive Officer and the four other most highly compensated executive officers serving as such as of December 31, 2005; and

•	all of Innotrac’s directors and executive officers as a group.
          To Innotrac’s knowledge, except under applicable community property laws or as otherwise indicated, the persons named in the table have sole voting and sole investment control with regard to all shares beneficially owned.

	Number of Shares		Percentage
Beneficial Owner	Beneficially Owned(1)		Beneficially Owned
Scott D. Dorfman	5,632,003	(2)(3)	45.9%
IPOF Group (Mark E. Dottore, Receiver)	4,176,725	(4)	34.0%
David L. Ellin	409,188	(5)	3.3%
Larry Hanger	176,541	(6)	1.4%
Martin J. Blank	152,000	(7)	1.2%
Bruce Benator	131,000	(8)	1.1%
James R. McMurphy	100,000	(9)	*
Robert J. Toner	89,874	(10)	*
Joel E. Marks	80,000	(11)	*
Thomas Marano	25,000	(12)	*
All directors and executive officers as a group (9 persons)	6,795,606		55.34%

*	Denotes less than 1%

(1)	Beneficial ownership is determined under the rules of the Securities and Exchange Commission. These rules deem common stock subject to options currently exercisable, or exercisable within 60 days, to be outstanding for purposes of computing the percentage ownership of the person holding the options or of a group of which the person is a member, but they do not deem such stock to be outstanding for purposes of computing the percentage ownership of any other person or group. As of April 3, 2006, there were 12,280,610 shares of Common Stock outstanding.

(2)	Includes an aggregate of 160,033 shares owned by: (i) Mr. Dorfman’s wife individually and as custodian for the benefit of their three oldest children; (ii) Mr. Dorfman’s brother as trustee for the benefit of Mr. Dorfman’s three oldest children; (iii) shares held by Mr. Dorfman’s two oldest children directly; and (iv) shares held by Mr. Dorfman as custodian for his three youngest children. Mr. Dorfman’s address is 6655 Sugarloaf Parkway, Duluth, Georgia 30097.

(3)	Includes 125,000 shares subject to presently exercisable options.

(4)	The IPOF Group consists of IPOF Fund, L.P., the David Dadante Revocable Trust dated May 14, 2003 and David Dadante, individually. Pursuant to an order dated November 21, 2005, the United States District Court for the Northern District of Ohio (the “Court”) appointed Mr. Mark E. Dottore the Receiver to the assets of IPOF Group. The Court determined that Mr. Dottore, as Receiver, was to administer the assets of the IPOF Group with the same rights and powers as a general partner in a limited partnership pursuant to Ohio Revised Code Chapter 1782 Limited Partnerships. The address of Mr. Dottore is 2344 Canal Road, Cleveland, Ohio 44113.

(5)	Includes 320,800 shares subject to presently exercisable stock options.

(6)	Includes 171,000 shares subject to presently exercisable stock options.

(7)	Includes 110,000 shares subject to presently exercisable stock options.

(8)	Includes 130,000 shares subject to presently exercisable stock options.

(9)	Includes 100,000 shares subject to presently exercisable stock options.

(10)	Includes 84,333 shares subject to presently exercisable stock options.

(11)	Includes 10,000 shares held by the Marks Family, LLP and 50,000 shares subject to presently exercisable stock options.

(12)	Includes 25,000 shares subject to presently exercisable stock options.
Section 16(a) Beneficial Ownership reporting Compliance
          After reviewing the copies of the forms and written representations from our executive officers, directors and 10% shareholders, we believe that during the last fiscal year, the executive officers, directors and 10% shareholders complied with all of their requirements to report their stock ownership and any changes in their ownership, with the exception of the following:
          On July 26, 2005, IPOF Fund, L.P., the David Dadante Revocable Trust and David Dadante, individually (collectively, the “IPOF Group”) filed with the SEC an amended Schedule 13D, indicating that the IPOF Group had acquired approximately 204,804 shares of Common Stock in open market purchases since April 12, 2005, bringing total ownership by the IPOF Group to 4,092,435 shares, or approximately 33.3% of the outstanding Common Stock. The only Section 16 reports filed by members of the IPOF Group reporting transactions that occurred during 2005 were two Form 4s filed on May 13, 2005, one Form 4 filed on June 17, 2005, and one Form 4 filed on July 19, 2005. The two May 13, 2005 filings reported transactions that occurred on or prior to April 29, 2005, and therefore were not filed on a timely basis. The June 17, 2005 filing reported transactions that occurred on or prior to May 25, 2005, and therefore was not filed on a timely basis. The July 19, 2005 filing reported transactions that occurred on or prior to June 30, 2005, and therefore was not filed on a timely basis. Pursuant to an order dated November 21, 2005, the United States District Court for the Northern District of Ohio (the “Court”) appointed Mr. Mark E. Dottore the Receiver to the assets of IPOF Group. Pursuant to a second order dated December 1, 2005, the Court determined that Mr. Dottore, as Receiver, was to administer the assets of the IPOF Group, including the shares of Common Stock, with the same rights and powers as a general partner in a limited partnership pursuant to Ohio Revised Code Chapter 1782 Limited Partnerships. Mr. Dottore filed a Form 3 on December 15, 2005 and amended that Form 3 on January 27, 2006, which filings were not filed on a timely basis. The amended Form 3 filed on January 27, 2006 reported ownership of 4,176,725 shares of Common Stock. Based on the discrepancy in the share ownership reported in the July 26, 2005 amended Schedule 13D and the January 27, 2006 amended Form 3, the Company believes the IPOF Group failed to report an indeterminable number of transactions that occurred during 2005, before Mr. Dottore was appointed as receiver.

          Alston Gardner joined the Company’s Board on March 1, 2005, but inadvertently did not file a Form 3 until April 25, 2005. This Form 3 was not filed on a timely basis. As of August 5, 2005, the date of his resignation from the Company’s Board, Mr. Gardner held no securities issued by the Company.
          Thomas Marano joined the Company’s Board on August 8, 2005, but inadvertently did not file a Form 3 until October 31, 2005. This Form 3 was not filed on a timely basis. Mr. Marano holds no securities issued by the Company.
          David Ellin, Larry Hanger, Christine Herren, James McMurphy and Robert Toner received grants of stock options on August 15, 2005, but inadvertently did not file Form 4s reporting the grants until November 3, 2005. These Form 4s were not filed on a timely basis.
          Bruce Benator, Martin Blank, Thomas Marano and Joel Marks received grants of stock options on October 25, 2005, but inadvertently did not file Form 4s reporting the grants until November 4, 2005. These Form 4s were not filed on a timely basis.
          On December 31, 2005, the Board of Directors amended the terms of certain outstanding stock options held by our directors and officers. Inadvertently, Martin Blank, Scott Dorfman, David Ellin, Larry Hanger, Christine Herren, Joel Marks, James McMurphy and Robert Toner did not file Form 4s reporting the repricings until January 5, 2006, and Bruce Benator and Thomas Marano did not file Form 4s reporting the repricings until January 6, 2006. These Form 4s were not filed on a timely basis.
BOARD MATTERS
Board
          The Bylaws of Innotrac provide that the Board of Directors shall consist of no fewer than five or more than eleven directors, with the exact number being set from time to time by the Board or the shareholders. For most of fiscal 2005, the Board consisted of five directors, one of whom was an employee of the Company. On August 5, 2005, Mr. Alston Gardner resigned from the Board of Directors. Mr. Thomas J. Marano was appointed to the Board of Directors on August 8, 2005.
          The Board has determined that a majority of its members are independent as defined under Nasdaq listing standards. The independent directors are Messrs. Bruce V. Benator, Martin J. Blank, Thomas J. Marano, and Joel E. Marks. These independent directors meet regularly in executive sessions without management present.
          The Board of Directors meets on a regular basis to supervise, review and direct Innotrac’s business and affairs. During the 2005 fiscal year, the Board held seven meetings. Other than Mr. Dorfman, no board members attended the Company’s 2005 Annual Meeting of Shareholders.
Committees
          During most of fiscal 2005, the Board of Directors had three standing committees to which it assigned certain responsibilities in connection with the governance and management of its affairs: the Audit, Compensation, and Nominating/Governance Committees. Each committee operates under a written charter adopted by the Board, which are available at Innotrac’s website at http://www.innotrac.com/company/investors/governancedocs.html. Each of the directors attended at least 75% of the Board meetings and meetings of committees on which they served during the 2005 fiscal year, or portion thereof during which he served as a director.

The composition of these committees during fiscal 2005, and the number of meetings they held, was as follows:

Nominating/
Governance
Name of Director	Audit	Compensation	Committee
Number of Meetings	5	4	3
Bruce V. Benator			X
Martin J. Blank	X	Chair	X
Alston Gardner (1)	X		Chair
Thomas J. Marano (2)	X		Chair
Joel E. Marks	Chair	X	X

(1)	Mr. Gardner resigned effective August 5, 2005.

(2)	Mr. Marano was appointed effective August 8, 2005.
          Audit Committee. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities. The Audit Committee’s duties, responsibilities and activities include reviewing Innotrac’s financial statements, reports and other financial information, overseeing the annual audit and the independent auditors, and reviewing the integrity of Innotrac’s financial reporting process and the quality and appropriateness of its accounting principles. The Report of the Audit Committee is included herein beginning at page 18.
          The Board has determined that Mr. Marks satisfies the “audit committee financial expert” criteria adopted by the SEC under Section 407 of the Sarbanes-Oxley Act of 2002. The members of the Audit Committee also meet the additional independence criteria applicable to audit committee members and the financial literacy requirements of Nasdaq listing standards.
          Compensation Committee. The Compensation Committee is responsible for the review and approval of compensation of employees above a certain salary level, the review of management recommendations relating to incentive compensation plans, the administration of Innotrac’s Stock Incentive and Senior Executive Compensation Plans, the review of compensation of directors and consultation with management and the Board on senior executive continuity matters. The Report of the Compensation Committee on Executive Compensation is included herein beginning at page 13, but is not part of the proxy solicitation material.
          Nominating/Governance Committee. The Nominating/Governance Committee is responsible for reviewing matters pertaining to the composition, organization and practices of the Board of Directors (including a periodic evaluation of the Board in meeting its corporate governance responsibilities) and for recommending to the full Board a slate of directors for consideration by the shareholders at the annual meeting and candidates to fill any vacancies on the Board.
Director Nominations
          Nominations Process. The Nominating/Governance Committee is responsible for considering and making recommendations to the Board concerning nominees to recommend to the shareholders in connection with Innotrac’s annual meeting of shareholders, and nominees for appointments to fill any vacancy on the Board. To fulfill these responsibilities, the Committee periodically considers and makes recommendations to the Board regarding what experience, talents, skills and other characteristics the Board as a whole should possess in order to maintain its effectiveness. In determining whether to nominate an incumbent director for re-election, the Board and the Nominating/Governance Committee evaluate each incumbent’s continued service in light of the Board’s collective requirements at the time such director’s Class comes up for re-election.
          When the need for a new director arises (whether because of a newly created Board seat or vacancy), the Nominating/Governance Committee proceeds by whatever means it deems appropriate to identify a qualified candidate or candidates, including by engaging director search firms. The Committee reviews the qualifications of each candidate. Final candidates are generally interviewed by one or more Board members. The Committee then makes a recommendation to the Board based on its review, the results of interviews with the candidate and all other available information. The Board makes the final decision on whether to invite the candidate to join the Board.
          Director Qualifications. The Nominating/Governance Committee is responsible for considering and making recommendations to the Board concerning criteria for the selection of qualified directors. At a minimum, directors should have high moral character and personal integrity, demonstrated accomplishment in his or her field, the ability to devote sufficient time to carry out the duties of a director, and be at least 21 years of age. In addition to these minimum qualifications for candidates, in evaluating candidates the Board and the Committee may consider all information relevant in their business judgment to the decision of whether to nominate a particular candidate for a particular Board seat, taking into account the then-current composition of the Board. These factors may include: a candidate’s professional and educational background, reputation, industry knowledge and business experience, and the relevance of those characteristics to Innotrac and the Board; whether the candidate will complement or contribute to the mix of talents, skills and other characteristics needed to maintain the Board’s effectiveness; the candidate’s ability to fulfill the responsibilities of a director and of a member of one or more of the Board’s standing committees; whether the candidate is independent; and whether the candidate is financially literate or a financial expert.
          Shareholder Nominations. Nominations of individuals for election to the Board at any meeting of shareholders at which directors are to be elected may be made by any Innotrac shareholder entitled to vote for the election of directors at that meeting by complying with the procedures set forth in Article III, Section 3 of Innotrac’s Bylaws. Article III, Section 3 generally requires that shareholders submit nominations by written notice to the President of the Company setting forth certain prescribed information about the nominee and nominating shareholder. That section also requires that the nomination be submitted at a prescribed time in advance of the meeting, as described below in “Shareholders’ Proposals for the 2007 Annual Meeting.”
          The Nominating/Governance Committee will consider recommending to the Board that it include in the Board’s slate of director nominees for a shareholders’ meeting a nominee submitted to Innotrac by a shareholder. In order for the Committee to consider such nominees, the nominating shareholder should submit the information about the nominee and nominating shareholder described in Article III, Section 3 of the Bylaws to the President at Innotrac’s principal executive offices at least 120 days before the first anniversary of the date that Innotrac’s proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders. The nominating shareholder should expressly indicate that such shareholder desires that the Board and the Committee consider such shareholder’s nominee for inclusion with the Board’s slate of nominees for the meeting. The nominating shareholder and shareholder’s nominee should undertake to provide, or consent to Innotrac obtaining, all other information the Board and the Committee request in connection with their evaluation of the nominee.
          The shareholder’s nominee must satisfy the minimum qualifications for director described above. In addition, in evaluating shareholder nominees for inclusion with the Board’s slate of nominees, the Board and Committee may consider all relevant information, including: the factors described above; whether there are or will be any vacancies on the Board; the size of the nominating shareholder’s Innotrac holdings and the length of time such shareholder has owned such holdings; whether the nominee is independent of the nominating shareholder and able to represent the interests of Innotrac and its shareholders as a whole; and the interests and/or intentions of the nominating shareholder.
Directors’ Compensation
          During fiscal 2005, we paid our outside directors an annual fee of $20,000, as well as additional fees of $250 and $100, respectively, for each Board meeting and committee meeting attended. We granted 25,000 stock options to each of our outside directors in 2005.
          On December 31, 2005, we amended the terms of certain outstanding stock options held by our directors. The amendments are described below.
          An aggregate of 70,000 fully vested stock options held by Bruce V. Benator were repriced to an exercise price of $4.56 per share, the market value of the Company’s common stock on December 31, 2005. Of that number, 25,000 options had been granted at an exercise price of $8.35 per share, 25,000 had been granted at an exercise price of $6.99 per share, and 20,000 options had been granted at an exercise price of $5.875 per share. We also accelerated to December 31, 2005 the vesting date of 6,250 outstanding options held by Mr. Benator with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.
          An aggregate of 70,000 fully vested stock options held by Martin J. Blank were repriced to an exercise price of $4.56 per share. Of that number, 25,000 options had been granted at an exercise price of $8.35 per share, 25,000 had been granted at an exercise price of $6.99 per share, and 20,000 options had been granted at an exercise price of $5.875 per share. We also accelerated to December 31, 2005 the vesting date of 6,250 outstanding options held by Mr. Blank with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.
          An aggregate of 50,000 fully vested stock options held by Scott D. Dorfman were repriced to an exercise price of $4.56 per share, all of which options had been granted at an exercise price of $7.125 per share. We also accelerated to December 31, 2005 the vesting date of 12,500 outstanding options held by Mr. Dorfman with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.
          An aggregate of 25,000 fully vested stock options held by Thomas J. Marano were repriced to an exercise price of $4.56 per share, all of which options had been granted at an exercise price of $8.35 per share.
          An aggregate of 25,000 fully vested stock options held by Joel E. Marks were repriced to an exercise price of $4.56 per share, all of which options had been granted at an exercise price of $8.35 per share. We also accelerated to December 31, 2005 the vesting date of 6,250 outstanding options held by Mr. Marks with an exercise price of $3.40 per share, which options were originally set to fully vest on March 11, 2006.
          We also reimburse all directors for their travel and other expenses incurred in connection with attending Board or committee meetings.
Communicating with the Board
          The Board has established a procedure by which shareholders may send communications to the Board. Shareholders desiring to communicate directly with the Board can leave a confidential voice mail message at (678) 584-4003 which is a dedicated telephone number for the Board, or can send communications to the Board by e-mail at bod@innotrac.com or by regular mail sent to the Company’s headquarters listed on the first page of this Proxy Statement directed to the attention of the Chairman of the Board. The General Counsel or outside counsel for Innotrac will review the communication and respond accordingly.
Code of Ethics and Business Conduct
          Innotrac’s Board has adopted a Code of Ethics and Business Conduct applicable to all directors, officers and employees, including the principal financial and accounting officer. Waivers of the provisions of the Code for the benefit of any director or executive officer can only be granted by the Audit Committee. The Code is available at http://www.innotrac.com/company/investors/governancedocs.html. Any waivers of the Code for the benefit of any director or executive officer will also be disclosed at that site.
ELECTION OF DIRECTORS
(Item Number 1 on the Proxy Card)
          The Board is divided into three classes of directors serving staggered three-year terms. Two directors are to be elected at the Annual Meeting for a three-year term expiring in 2009. Upon the recommendation of the Nominating/Governance Committee, the Board has nominated Joel E. Marks and Martin J. Blank for these positions. Messrs. Marks and Blank have each indicated that he will serve if elected, but if the situation should arise that he is no longer able or willing to serve, the proxy may be voted for the election of such other person as may be designated by the Board of Directors.

          The following information, as of March 31, 2006, has been furnished by the nominees for director and the continuing directors. Except as otherwise indicated, the nominees and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.
Nominees for Director at the Annual Meeting and Whose Terms Will Expire in 2009 if Elected

Name (Age)	Information About the Nominees
Martin J. Blank (59)	Mr. Blank has been a director of Innotrac since 1997 and currently serves as an independent legal consultant. Mr. Blank was a co-founder of Automobile Protection Corporation, or APCO, a subsidiary of the Ford Motor Company engaged in the marketing of extended vehicle service contracts and warranty programs. Mr. Blank served as Secretary and Director of APCO since its inception in 1984 and as Chairman of the Board and Chief Operating Officer since 1988 until his retirement on December 31, 2003. Prior to co-founding APCO, Mr. Blank practiced law and represented and provided financial management for professional athletes. Mr. Blank is admitted to the bar in the States of Georgia and California.

Joel E. Marks (49)	Mr. Marks has been a director of Innotrac since 2002 and serves as an independent consultant to the financial services industry. As of July 1, 2004, Mr. Marks has served as Vice Chairman & COO of Advanced Equities Financial Corporation. Mr. Marks was formerly the President of Innovative Brokerage Solutions, Inc. from May 2002 until July 2004, providing investment banking services. From January 2001 to April 2002, Mr. Marks served as a Senior Vice President and Managing Director of First Union Securities, Inc., a securities firm. Prior to that, Mr. Marks served as Vice Chairman and Chief Operating Officer of securities firm JWGenesis Financial Corp. Mr. Marks co-founded JWGenesis in 1983 and served in various capacities with that firm until its merger with First Union Securities, Inc. in January 2001. From 1987 through 1994, Mr. Marks served as Chief Financial Officer and Senior Vice President of APCO. Mr. Marks obtained his certification as a public accountant in 1978 and was employed in various capacities in both the audit and tax departments of the accounting firm of Deloitte Haskins & Sells (now Deloitte & Touche LLP).
Directors Whose Terms Expire in 2007

Name (Age)	Information About the Continuing Directors
Scott D. Dorfman (48)	Mr. Dorfman founded Innotrac and has served as Chairman of the Board, President and Chief Executive Officer since its inception in 1984. Prior to founding Innotrac, Mr. Dorfman was employed by Paymaster Checkwriter Company, Inc. (“Paymaster”), an equipment distributor. At Paymaster, Mr. Dorfman gained experience in distribution, tracking and inventory control by developing and managing Paymaster’s mail order catalog.

Thomas J. Marano (55)	Mr. Marano joined the Company’s Board of Directors in August 2005. Since January, 2006, Mr. Marano has served as CEO of Air Serve Corporation, a company providing outsourced customer solution services to the aviation industry. From July, 2004 to January, 2006, Mr. Marano has served as CEO & President of Coffeecol, a provider of coffee products to the foodservice industry. Mr. Marano served as President and COO from January, 2002 to October, 2003 and CEO of Air Serve Corporation. Mr. Marano served as COO & President of AHL Services, Inc., a holding company investing in outsourced service providers from July, 1995 to December, 2001.

Directors Whose Terms Expire in 2008

Name (Age)	Information About the Continuing Directors
Bruce V. Benator (48)	Mr. Benator is the Managing Partner of Williams Benator & Libby, LLP, certified public accountants and consultants, and has been a director since 1997. He has been affiliated with the firm since 1984 and is the firm’s Director of Accounting and Auditing Services. From 1979 to 1984, Mr. Benator was employed by Ernst & Young, LLP.
EXECUTIVE COMPENSATION
          The following table sets forth the total compensation paid or accrued by Innotrac for services rendered during the fiscal years ended December 31, 2005, 2004 and 2003, to or for Innotrac’s Chief Executive Officer and its four other most highly compensated executive officers, based on salary and bonus, serving at December 31, 2005 (the “Named Executive Officers”). The total amount of perquisites, personal benefits and other annual compensation paid to the Named Executive Officers do not in any case exceed the lesser of $50,000 or ten percent of such officer’s total salary and bonus.
Summary Compensation Table

					Long Term Compensation
					Awards
					Restricted	Securities		Payouts
	Fiscal	Annual Compensation			Stock	Underlying		LTIP	All Other
Name	Year	Salary		Bonus	Awards	Options (#)		Payouts	Compensation
Scott D. Dorfman	2005	$371,250		$—	$—	50,000	(1)	$—	$1,854 (2)
Chairman of the Board,	2004	333,606		75,000	—	—		—	1,854
President and Chief	2003	321,250		—	—	—		—	1,854
Executive Officer
David L. Ellin	2005	218,150	*	—	—	100,000	(1)	—	—
Senior Vice President -	2004	280,652	*	—	—	—		—	—
Client Services	2003	222,634	*	—	—	—		—	—
Larry Hanger	2005	178,500		30,000	—	100,000	(1)	—	—
Senior Vice President -	2004	185,365		30,000	—	—		—	—
Client Services	2003	178,500		15,000	—	—		—	—
Robert J. Toner	2005	213,923		50,000	—	62,500	(1)	—	—
Senior Vice President -	2004	212,885		45,000	—	—		—	—
Logistics	2003	189,616		40,000	—	—		—	—
James R. McMurphy (3)	2005	213,923		50,000	—	50,000	(1)	—	—
Senior Vice President and	2004	212,885		50,000	—	—		—	—
Chief Information Officer	2003	141,923		50,000	—	50,000		—	—

*	Includes commissions

(1)	Includes options that were repriced during the fiscal year.

(2)	Includes the full dollar amount of premiums paid by Innotrac with respect to split-dollar life insurance on the life of Mr. Dorfman.

(3)	Mr. McMurphy joined the Company in April 2003.
Option Grants in Fiscal 2005
          The following table sets forth option grants to Named Executive Officers during fiscal 2005.

					Potential Realizable
	Individual Grants				Value at Assumed
		Percent of Total			Annual Rates of Stock
	Shares	Options Granted	Exercise		Price Appreciation for
	Underlying	to Employees in	Price	Expiration	Option Term
Name	Options (1)	Fiscal Year (2)	($/share)	Date	5% ($)	10% ($)
Scott D. Dorfman	50,000	3.9%	$4.56	03/28/2010	$62,992	$139,196
David L. Ellin	50,000	3.9	4.56	03/28/2010	62,992	139,196
	50,000	3.9	4.56	08/15/2015	143,388	363,373
Larry Hanger	50,000	3.9	4.56	03/28/2010	62,992	139,196
	50,000	3.9	4.56	08/15/2015	143,388	363,373
Robert J. Toner	12,500	1.0	4.56	05/21/2011	19,385	43,979
	50,000	3.9	4.56	08/15/2015	143,388	363,373
James R. McMurphy	50,000	3.9	4.56	08/15/2015	143,388	363,373

(1)	Includes options that were repriced during the fiscal year.

(2)	Based on options (including options that were repriced) for 1,267,450 shares granted to directors and employees in fiscal 2005.
Aggregated Option Exercises in Fiscal 2005 and Fiscal Year-End Option Values
          The following table sets forth the aggregate option exercises by each Named Executive Officer during 2005, as well as the year-end value of unexercised options held by the Named Executive Officers at December 31, 2005.

	Aggregate Options		Number of Securities		Value of Unexercised
	Exercised During 2005		Underlying Unexercised		In-the-Money Options at
	Shares	Value	Options at December 31, 2005		December 31, 2005(1)
Name	Acquired	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Scott D. Dorfman	—	$—	125,000	—	$93,875	—
Larry Hanger	20,000	$105,621	171,000	—	$49,300	—
David Ellin	2,700	$13,326	320,800	—	$72,063	—
Robert J. Toner	18,167	$86,071	84,333	—	$25,326	—
James R. McMurphy	—	$—	100,000	—	$12,500	—

(1)	Represents aggregate excess of market value of shares under option as of December 31, 2005, using the closing price of $4.56 at such date, over the exercise price of the options.

Executive Contracts, Termination and Change-in-Control Arrangements
          Innotrac has entered into employment agreements with the following current Named Executive Officers. The following summaries are qualified in their entirety by the full text of the employment agreements, which are on file with the SEC.
          Scott D. Dorfman. Mr. Dorfman has entered into an agreement to serve as Innotrac’s Chairman of the Board, President and Chief Executive Officer. His employment agreement expired on December 31, 2005. Mr. Dorfman earned a base salary of $371,250 in 2005. Mr. Dorfman is entitled to a salary of no less than $425,000 per year and is eligible for annual increases and a performance-based bonus which can be up to 100% of his salary, although he voluntarily elected to take a lesser amount in 2003, 2004 and 2005. He may participate in such benefit plans as Innotrac maintains from time to time for senior executives, and receives customary perquisites.
          Mr. Dorfman’s employment agreement may be terminated by either party if he dies or becomes disabled, by Innotrac for “good cause” (as defined in the agreement) or for any reason by either party upon 90 days’ notice. Upon any termination of his employment, he is entitled to all compensation and benefits accrued through the date of termination plus any bonus earned for the year during which he is terminated, calculated based on the performance of Innotrac through the termination date and prorated for the partial year of employment. If Mr. Dorfman’s employment is terminated because he dies or becomes disabled, then in addition to accrued compensation, all of his stock options become vested as of the termination date and will expire in accordance with their respective scheduled expiration dates. If Innotrac terminates his agreement for good cause or if Mr. Dorfman terminates his employment (assuming there has been no change in control of Innotrac in the 18 months prior to termination), then all his unvested stock options are forfeited as of the termination date and his vested options remain exercisable for a period of 90 days after the termination date, after which they will expire. If Innotrac terminates Mr. Dorfman’s employment without good cause, then in addition to accrued compensation, Mr. Dorfman is entitled to continue to receive his normal salary for a period of six months following the termination date. Upon termination without good cause, all of his stock options become vested as of the termination date and will expire upon the first anniversary of the termination date.
          If Innotrac terminates Mr. Dorfman without good cause within 18 months after a change in control of Innotrac, or if Mr. Dorfman terminates his employment for “good reason” (as defined in the agreement) within the same period, Mr. Dorfman is entitled to continue to receive his normal salary and certain benefits and perquisites for a period of 18 months following the termination date. All his stock options shall become vested on the termination date and remain exercisable for the longer of their respective scheduled expiration dates or three years following the termination date. If Mr. Dorfman terminates his employment without good reason within 18 months after a change in control of Innotrac, he is entitled to all the same compensation and benefits described in this paragraph, except that his salary and other benefits shall only continue for 12 months following the termination date.
          Mr. Dorfman is subject to customary confidentiality, noncompete and nonsolicitation covenants during the term of his employment and for an additional period of one year following his termination. During this period, Mr. Dorfman must keep Innotrac’s confidential information confidential. Mr. Dorfman is obligated to keep Innotrac’s trade secrets confidential for as long as they remain trade secrets. He is prohibited during this period from engaging in the businesses of selling Caller ID technology and hardware, fulfillment services, e-commerce fulfillment and e-commerce return services as well as other similar services that Innotrac offers, within a 35-mile radius of any of Innotrac’s locations. Furthermore, he is prohibited during this period from soliciting Innotrac customers, with some exceptions during the period from his termination to the first anniversary of his termination. Innotrac is currently in the process of negotiating the terms of Mr. Dorfman’s employment agreement.
          David L. Ellin. Mr. Ellin has entered into an agreement to serve as Innotrac’s Vice President – Client Services until December 31, 2005, or in such other executive capacity as the Board may from time to time determine. Mr. Ellin is entitled to a salary of no less than $183,750 per year and is eligible for annual increases and a performance-based bonus which can be up to 60% of his salary. The other provisions of Mr. Ellin’s employment agreement are similar to those described above with respect to Mr. Dorfman’s employment agreement. Innotrac is currently in the process of negotiating the terms of Mr. Ellin’s employment agreement.

          Larry C. Hanger. Mr. Hanger has entered into an agreement to serve as Innotrac’s Vice President – Client Services until December 31, 2005, or in such other executive capacity as the Board may from time to time determine. Mr. Hanger is entitled to a salary of no less than $178,500 per year and is eligible for annual increases and a performance-based bonus which can be up to 60% of his salary. The other provisions of Mr. Hanger’s employment agreement are similar to those described above with respect to Mr. Dorfman’s employment agreement. Innotrac is currently in the process of negotiating the terms of Mr. Hanger’s employment agreement.
          Robert Toner. Mr. Toner has entered into an agreement to serve as Innotrac’s Vice President – Logistics until January 1, 2005, or in such other executive capacity as the Board may from time to time determine. Mr. Toner is entitled to a salary of no less than $250,000 per year and is eligible for annual increases and a performance-based bonus. The other provisions of Mr. Toner’s employment agreement are similar to those described above with respect to Mr. Dorfman’s employment agreement. Innotrac is currently in the process of negotiating the terms of Mr. Toner’s employment agreement.
          James McMurphy. Mr. McMurphy has entered into an agreement to serve as Innotrac’s Vice President – Chief Information Officer until December 31, 2005, or in such other executive capacity as the Board may from time to time determine. Mr. Toner is entitled to a salary of no less than $250,000 per year and is eligible for annual increases and a performance-based bonus. The other provisions of Mr. McMurphy’s employment agreement are similar to those described above with respect to Mr. Dorfman’s employment agreement. Innotrac is currently in the process of negotiating the terms of Mr. McMurphy’s employment agreement.
RELATED PARTY TRANSACTIONS
          The Company leases a single engine aircraft from a company wholly-owned by its Chairman and Chief Executive Officer. The Company pays a pro-rated amount of the maintenance, insurance, taxes, fuel and other expenses associated with the aircraft based on Innotrac’s business use of the aircraft, which was approximately 86% for 2005. This allocation is reviewed annually. Innotrac paid $187,000 for Innotrac’s use of the aircraft in 2005.
          In 2005, the Company paid approximately $29,000 in fees to Williams Benator & Libby, LLP, a CPA and consulting firm, for tax compliance and consulting services and related software products. Bruce Benator, one of the Directors of Innotrac, is the Managing Partner and part owner of that firm.
          In 2005, the Company paid approximately $239,000 in fees to Harp Ink, a print broker, for services related to the printing of marketing, client, inter-company and other materials. Harp Ink is owned by Hy Dorfman, the brother of the Company’s Chairman and Chief Executive Officer, and Hy Dorfman’s wife.
          For 2005, Mindy Dorfman, an employee who functioned full-time as a client service director for Innotrac, received total compensation from the Company of approximately $98,000. This amount includes stock option exercises. She is the sister of the Company’s Chairman and Chief Executive Officer.
          As of December 31, 2005, IPOF Fund, L.P. and its affiliates (the “IPOF Group”) held approximately 34.0% of the outstanding common stock of the Company. Pursuant to an order dated November 21, 2005, the United States District Court in Cleveland, Ohio has appointed a receiver to identify and administer the assets of the IPOF Fund, L.P. and its general partner, Mr. David Dadante. Based on information from the receiver, the Company understands that the Fund and Mr. Dadante own 4,176,725 shares of common stock of the Company, representing approximately 34.0% of the total shares outstanding, all of which are held as collateral in margin accounts maintained at several financial institutions. The Company has been engaged in discussions with the receiver in an effort to cause the shares to be sold in a manner that causes as little disruption to the market for Company stock as possible. The court has prohibited the financial institutions holding Company stock owned by the IPOF Fund and Mr. Dadante in margin accounts from selling any of these shares through at least July 14, 2006. The court has permitted open market sales by the receiver as he may in his sole discretion determine to be consistent with his duty to maximize the value of the assets of IPOF Fund, and as warranted by market conditions. The receiver has indicated to the Company that he does not intend to direct any open market sales during this period except in circumstances in which he believes that there would be no material adverse impact on the market price for the Company’s shares. Nevertheless, as long as these shares are held in margin accounts where the lenders desire to liquidate the positions, there will be significant downward pressure on the market price of our common stock because the market is concerned that these shares may be sold in a manner that causes the price of our common stock to decline precipitously. This concern is ameliorated to some degree by the continuing prohibition by the court on sales of our shares by financial institutions that hold the shares in margin accounts. The court has extended this prohibition on several occasions, most recently to July 14, 2006, while we and the receiver pursue the sale of these shares in a manner that would not disrupt the market for our common stock. If the court were to not extend this prohibition before the shares have been sold in such a transaction, then the financial institutions might foreclose on some or all of these shares and sell them into the market, which could have an extremely negative impact on the market price for our common stock.
          In March 2005, the Company learned that trading activity by members of the IPOF Group may have violated the short swing profit rules under Section 16(b) of the Securities Exchange Act of 1934. The Company promptly initiated an investigation regarding the trading and potential for recovery by the Company of disgorgeable profits of the IPOF Group pursuant to Section 16(b). The Company believes that the IPOF Group has liability to the Company under Section 16(b) of approximately $51,000, and has informed the IPOF receiver of such claim, but the likelihood of recovering such amount from the receiver is doubtful.
Compensation Committee Interlocks and Insider Participation
          Messrs. Blank and Marks comprised the members of the Compensation Committee during fiscal 2005. Neither Mr. Blank nor Mr. Marks is a current or former officer of Innotrac. No interlocking relationship exists between our Board of Directors, Compensation Committee or executive officers and the board of directors, compensation committee or executive officers of another company.
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
          This report sets forth Innotrac’s current compensation policies for its executive officers and describes the basis on which fiscal 2005 compensation determinations were made with respect to the executive officers, including the Chairman, President and Chief Executive Officer, Mr. Dorfman, and the other Named Executive Officers. Messrs. Blank and Marks comprised the Compensation Committee during fiscal 2005.
General Compensation Philosophy
          The programs and policies for the compensation of Innotrac’s executive officers are designed to attract and retain capable executive officers and to link the compensation of executive officers to the attainment of performance goals and increases in Innotrac’s stock price.
          The Committee reviews and determines the appropriateness of the compensation paid to each of Innotrac’s executive officers annually, with the philosophy described above as its guide. While promoting initiative and providing incentives for superior executive management performance, the Committee also seeks to assure that Innotrac is able to compete for and retain talented personnel to lead it in achieving levels of financial performance that enhance shareholder value over the long-term as well as the short-term.
Principal Executive Compensation Elements
          Our compensation programs consist of the following basic components:
–	Competitive base salaries;

–	Annual incentive bonuses;

–	Long-term incentive stock options or bonuses;

–	Officer Retention Plan; and

–	Customary benefits.

          Although Innotrac’s policy is generally to maintain the tax deductibility of executive officer compensation under Section 162(m), Innotrac and the Committee believe that other compensation objectives, such as attracting, retaining and providing incentives to qualified managers, may supersede the goal of maintaining deductibility. Consequently, Innotrac and the Committee retain the discretion to make compensation decisions without regard to deductibility when it is in the best interests of Innotrac and its shareholders to do so.
          Base Salaries. The base salaries of Innotrac’s executive officers are generally established without reference to specific Company performance or competitive criteria. Employment agreements of our senior executive officers guarantee certain minimum salaries determined through a process of arm’s length negotiations. Salaries of executive officers are reviewed on an annual basis, but increases are not mandated by the employment agreements. In 2005, Messrs. Toner and McMurphy each received an increase in salary. Messrs. Toner and McMurphy each receive an annual salary of $250,000.
          Annual Incentive Bonuses. Upon approval by the Compensation Committee, annual incentive bonuses for executive officers are now discretionary with a recommendation from the CEO to the Compensation Committee. Innotrac’s Senior Executive Incentive Compensation Plan (the “Executive Plan”) has been annulled. The amount of bonuses potentially payable to executive officers is determined as a range of percentages of an individual officer’s salary. Bonuses can be based on the achievement of any number of enumerated performance criteria, such as earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization (“EBITDA”); return on capital employed; cash flow; cash flow return; operating income; gross margin; net income; earnings per share; return on equity; return on assets (or net assets); pre-tax profit; market value of the Company’s stock; and total shareholder return. For 2005, bonuses were based on the satisfaction of individual performance goals and objectives determined by the CEO and recommended to the Committee.
          2005 bonuses were paid in cash. See “Summary Compensation Table” for the amounts of bonuses paid to those Named Executive Officers for 2005. Commissions earned by Mr. Ellin, Innotrac’s Senior Vice President – Client Services, were deducted from his cash bonus, resulting in no additional bonus paid to him. The commissions are included in the “Salary” column of the “Summary Compensation Table.”
          Long-Term Stock Incentives. Innotrac believes that stock options and other stock incentives play an integral role in its ability to attract and retain employees and directors and to provide incentives for such persons to promote Innotrac’s financial success. Moreover, stock incentives benefit Innotrac by closely aligning the interests of grantees with the interests of Innotrac’s shareholders.
          Under the Stock Incentive Plan, employees, including executive officers, non-employee directors and independent advisors and consultants to the Company and its subsidiaries, may be granted long-term stock incentives in the form of stock options, stock appreciation rights, restricted stock and performance shares. Although incentive grants made in prior periods are taken into account when making grants to the same grantees in subsequent periods, this consideration is only one of several criteria. The Named Executive Officers each received grants of options in fiscal 2005. See “Executive Compensation – Option Grants in Fiscal 2005” for the number of options granted to Named Executive Officers.
          Officer Retention Plan. Innotrac believes that continuity of management is in the best interests of the Company and its shareholders. Therefore, in an effort to assure that the Company has this continuity of management and that management has additional incentives to increase the long-term value of the Company, the Compensation Committee approved an officer retention plan pursuant to which certain of the Named Executive Officers would receive certain cash payments if there were a change in control transaction involving the Company, so long as such officer continued to be employed by the Company until the time of any such transaction. The Company currently is formalizing a plan document for the Officer Retention Plan.
          Benefits. Executives also participate, on a voluntary basis, in Innotrac’s regular employee benefit programs, including group medical and dental coverage, group life insurance and group long-term disability insurance. In addition, executive officers can participate in a deferred compensation plan with respect to which Innotrac may provide matching contributions. All Company matches permitted under the executive deferred compensation plan have been suspended.

Option Repricings
          On December 31, 2005, in anticipation of the adoption of SFAS No. 123(R) on January 1, 2006, the Board of Directors amended the terms of certain outstanding options to purchase the Company’s common stock that the Company previously had granted. The amendments included accelerating the vesting date of 172,250 options to a vesting date of December 31, 2005 and re-pricing 834,450 out-of-the-money options to an exercise price of $4.56, the market value of the company’s common stock on December 31, 2005, to better incentivize the holders of those options. Since the amended exercise price for the options was equal to the market value of the underlying common stock on the date of amendment, no compensation cost was recognized as a result of these amendments.
          The following table summarizes all repricings of options held of record by the executive officers of the Company during the last ten fiscal years.
TEN-YEAR OPTION REPRICINGS

					New Exercise	Length of
		Number of	Market Price		Price ($)	Original
		Securities	of Stock at	Exercise Price	and	Option Term
		Underlying	Time of	at Time of	Restricted	Remaining at
		Options/SARs	Repricing or	Repricing or	Shares	Date of
		Repriced or	Amendment	Amendment	Received	Repricing or
Name	Date	Amended	($)	($)	(#)	Amendment(1)
Scott D. Dorfman	12/31/2005	50,000	$4.56	$7.125	$4.56	03/28/2010

Larry Hanger	12/31/2005	50,000	4.56	7.125	4.56	03/28/2010
	12/31/2005	50,000	4.56	7.14	4.56	08/15/2015

David Ellin	12/31/2005	50,000	4.56	7.125	4.56	03/28/2010
	12/31/2005	50,000	4.56	7.14	4.56	08/15/2015
Robert J. Toner	12/31/2005	12,500	4.56	6.99	4.56	05/21/2011
	12/31/2005	50,000	4.56	7.14	4.56	08/15/2015
James R. McMurphy	12/31/2005	50,000	4.56	7.14	4.56	08/15/2015

(1)	The date indicated in this column is the original expiration date. The expiration date of the repriced options did not change.
Martin J. Blank—Joel E. Marks
(Members of Compensation Committee)

STOCK PERFORMANCE GRAPH
          Set forth below is a line graph comparing the percentage change in the cumulative total shareholder return of Innotrac’s Common Stock against the cumulative total return of the NASDAQ Stock Market (U.S.) Index and the NASDAQ Non-Financial Index for the period commencing on January 1, 2000 and ending on December 31, 2005.

	Cumulative Total Return
	12/2000	12/2001	12/2002	12/2003	12/2004	12/2005
Innotrac Corporation	100	197	64	299	243	130
NASDAQ Stock Market (U.S.) Index	100	71	51	77	85	96
NASDAQ Non-Financial Index	100	78	53	80	86	88

EQUITY COMPENSATION PLANS
          The following table sets forth aggregate information as of December 31, 2005 about all Innotrac compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance. The weighted-average exercise price does not include restricted stock.

	Number of Securities to be	Weighted-Average	Number of Securities
	Issued Upon Exercise of	Exercise Price of	Remaining Available for
	Outstanding Options,	Outstanding Options,	Future Issuance Under
Plan Category	Warrants and Rights	Warrants and Rights	Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	1,530,233	$5.27	1,237,850
Equity Compensation Plans Not Approved by Shareholders	N/A	N/A	N/A
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          Pursuant to the Audit Committee Charter, the Audit Committee appoints the firm that will serve as Innotrac’s independent registered public accounting firm each year. Such appointment is not subject to ratification or other vote by the shareholders. The Audit Committee appointed BDO Seidman, LLP as its independent registered public accounting firm for 2006.
          A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.
Fees
          The following table summarizes the aggregate fees billed to Innotrac by BDO Seidman, LLP and Deloitte & Touche LLP for professional services for the fiscal years shown:

	2005		2004
	BDO	Deloitte	BDO	Deloitte
	Seidman,	& Touche	Seidman,	& Touche
($ in thousands)	LLP	LLP	LLP	LLP
Audit Fees (1)	132	$—	$120	$—
Audit-Related Fees (2)	10	—	—	18
Tax Fees	—	—	—	—
All Other Fees (3)	—	5	3	20

Total	$142	$5	$123	$38

(1)	Fees for audit services billed in 2005 and 2004 consisted of an audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements.

(2)	Fees for audit-related services billed in 2005 and 2004 consisted of employee benefit plan audits and agreed-upon procedures engagements.

(3)	The $3,000 paid to BDO Seidman, LLP for other fees is related to agreed-upon procedures performed in connection with collecting a delinquent receivable. The $20,000 paid to Deloitte & Touche for other fees in 2004 is for a debt compliance letter for the revolving credit agreement, successor auditor review and procedures related to covenant compliance with the Kentucky Economic Development Finance Authority Service. The $5,000 paid to Deloitte & Touche for other fees in 2005 is related to agreed-upon fees for professional services rendered in accordance with the reissuance of the 2003 financial statement audit opinion and reissuance of consent for inclusion in the Company’s 2005 Annual Report on Form 10-K.

     Pre-Approval Policies and Procedures
          The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. These policies and procedures describe the permitted audit, audit-related, tax and other services (collectively, the “Disclosure Categories”) that the independent auditor may perform. These policies and procedures require that prior to the beginning of each fiscal year, a description of the services (the “Service List”) expected to be performed by the independent auditor in each of the Disclosure Categories in the following fiscal year be presented to the Audit Committee for approval. On a quarterly basis, the Audit Committee reviews the status of services and fees incurred year-to-date against the original Service List and the forecast of remaining services and fees for the fiscal year.
          The Audit Committee also may pre-approve requests for specific audit, audit-related, tax and other services not contemplated on the Service List on a case-by-case basis, although these services cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings; however, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, who must update the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.
          Provisions of the Sarbanes-Oxley Act of 2002 requiring Audit Committee pre-approval of all services to be performed by the independent auditor became effective during the Company’s 2003 fiscal year. Pursuant to the effectiveness of such provisions, all services performed by the independent auditor in 2005 were pre-approved in accordance with this policy. The Audit Committee did not waive any approval requirements during these periods.
Former Accountants
          On July 8, 2004, the Board of Directors of Innotrac, upon recommendation of its Audit Committee, dismissed its independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), and appointed BDO Seidman, LLP as its new independent auditors. Deloitte’s reports on the Company’s financial statements for 2002 and 2003 did not contain any adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During Innotrac’s fiscal years 2002 and 2003 and through July 8, 2004, there were no disagreements between Innotrac and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports on Innotrac’s consolidated financial statements for such periods, nor have there been any reportable events as listed in Item 304(a)(1)(v) of Regulation S-K. During Innotrac’s fiscal years 2002 and 2003 and through July 8, 2004, Innotrac did not consult with BDO Seidman, LLP with respect to any of the matters or reportable events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. The aggregate fees billed for services rendered by Deloitte during 2004 were $129,978, consisting primarily of audit fees for 2003 and the first quarter of 2004. The aggregate fees billed for services rendered by Deloitte during 2005 were $5,000, consisting of agreed-upon fees for professional services rendered in accordance with the reissuance of the 2003 financial statement audit opinion and reissuance of consent for inclusion in the Company’s 2004 Annual Report on Form 10-K.
REPORT OF THE AUDIT COMMITTEE
          As set forth in its charter, the primary function of the Audit Committee is to assist the Board of Directors in fulfilling its financial and other oversight responsibilities by serving as an independent and objective party to oversee, monitor and appraise, among other things the integrity of the Company’s financial statements and the Company’s auditing process. The Committee operates pursuant to a written charter adopted by the Board of Directors available on the Company’s website, www.innotrac.com.
          The Company’s management is responsible for its internal controls and the financial reporting process. The Company’s independent registered public accounting firm, BDO Seidman, LLP, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.
          In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and the independent registered public accounting firm. In addition, the Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect. The Audit Committee also has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent registered public accounting firm their independence.
          Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent”.
          Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.
          This report is respectfully submitted by the Audit Committee of the Board of Directors.
Martin J. Blank—Thomas J. Marano—Joel E. Marks
(Members of the Audit Committee)
SHAREHOLDERS’ PROPOSALS FOR 2007 ANNUAL MEETING
          Any shareholder who wishes to present a proposal appropriate for consideration at Innotrac’s 2007 Annual Meeting of Shareholders must submit the proposal in proper form to Innotrac at its address set forth on the first page of this Proxy Statement no later than December 26, 2006 for the proposal to be considered for inclusion in Innotrac’s Proxy Statement and form of proxy relating to such Annual Meeting of shareholders. Proposals should be sent by certified mail, return receipt requested. Innotrac must be notified of any other shareholder proposal intended to be presented for consideration at the 2007 Annual Meeting of shareholders not later than March 10, 2007, or else proxies may be voted on such proposal at the discretion of the persons named in the proxy.
OTHER MATTERS
          All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and soliciting proxies will be paid by Innotrac. It is estimated that such costs will be nominal. Innotrac may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy materials to beneficial owners of stock. The solicitation of proxies will be conducted primarily by mail but may include telephone, telegraph or oral communications by directors, officers or regular employees of Innotrac, acting without special compensation.
          The Board of Directors is aware of no other matters, except for those incidental to the conduct of the Annual Meeting, that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any postponement, adjournment or adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

          Shareholders are urged to fill in, date and sign the accompanying form of proxy and return it to Innotrac as soon as possible.

By Order of the Board of Directors,

Dena J. Rosenzweig
Secretary

c/o Stock Transfer Department
Post Office Box 105649
Atlanta, GA 30348

Vote by Telephone

Have your proxy card available when you call Toll-Free 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

Vote by Internet

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.

Vote by Mail

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 3230, Pittsburgh, PA 15230.

Vote by Telephone
Call Toll-Free using a
touch-tone telephone:
1-888-693-8683

Vote by Internet
Access the Website and
cast your vote:
www.cesvote.com

Vote by Mail
Return your proxy
in the postage-paid
envelope provided

Vote 24 hours a day, 7 days a week!
If you vote by telephone or over the Internet, do not mail your proxy card.

è

Proxy card must be signed and dated below.
ê Please fold and detach card at perforation before mailing. ê

COMMON STOCK
OF INNOTRAC CORPORATION
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE May 24, 2006
ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Scott. D. Dorfman and Dena Rosenzweig, and each of them, the proxy of the undersigned at the Annual Meeting of Shareholders of Innotrac Corporation (the “Company”) to be held on May 24, 2006 and any adjournment or postponement thereof.

Dated:	, 2006

Signature of Shareholder

Signature of Shareholder

Please sign this Proxy exactly as name appears on the proxy. When signing as attorney, trustee, administrator, or guardian, please give your title as such. In the case of joint tenants, each joint owner must sign.

Please sign, date and promptly return in the accompanying envelope

YOUR VOTE IS IMPORTANT
Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.
Proxy card must be signed and dated on the reverse side.
ê  Please fold and detach card at perforation before mailing.  ê

INNOTRAC CORPORATION	PROXY
THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE PERSONS NAMED IN THE PROXY AND ACCOMPANYING PROXY STATEMENT, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

1.	Election of Directors

(1) Martin J. Blank (2) Joel E. Marks

	❑ FOR the nominees for director listed above	❑ WITHHOLD AUTHORITY
	(except as marked to the contrary below)	to vote for the individual nominees listed above

To withhold authority for an individual nominee, write the nominee’s name on the line below:

2.	In accordance with their best judgment with respect to any other matters that may properly come before the meeting.
(Continued, and to be signed, on the other side)